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              EURO 250,000,000 10 5/8% Senior Secured Notes due 2011

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of April 10, 2001

                                      Among

                            Preem Holdings AB (publ),

                            Deutsche Bank AG London,

                                       and

              UBS AG, acting through its business group UBS Warburg



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
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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
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1.       Definitions..............................................................................................1

2.       Exchange Offer...........................................................................................4

3.       Shelf Registration Statement.............................................................................7

4.       Liquidated Damages.......................................................................................8

5.       Registration Procedures.................................................................................10

6.       Registration Expenses...................................................................................17

7.       Indemnification and Contribution........................................................................18

8.       Rule 144A...............................................................................................21

9.       Underwritten Registrations..............................................................................22

10.      Miscellaneous...........................................................................................22

         (a)      No Inconsistent Agreements.....................................................................22

         (b)      Adjustments Affecting Transfer Restricted Securities...........................................22

         (c)      Amendments and Waivers.........................................................................22

         (d)      Notices........................................................................................23

         (e)      Successors and Assigns.........................................................................24

         (f)      Counterparts...................................................................................24

         (g)      Headings.......................................................................................24

         (h)      Governing Law..................................................................................24

         (i)      Remedies.......................................................................................24

         (j)      Submission to Jurisdiction; Appointment of Agent for Service; Waiver...........................25

         [(k)     Currency Indemnity.............................................................................25

         (l)      Severability...................................................................................26

                                       i


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         (m)      Securities Held by the Company or Its Affiliates...............................................26

         (n)      Third Party Beneficiaries......................................................................26

         (o)      Entire Agreement...............................................................................26


                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (the "AGREEMENT") is dated as of April 10, 2001, among Preem Holdings AB (publ), a company organized under the laws of the Kingdom of Sweden (the "COMPANY") and Deutsche Bank AG London and UBS AG, acting through its business group UBS Warburg (together, the "INITIAL PURCHASERS").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of April 3, 2001, among the Company and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for the sale by the Company to the Initial Purchasers of its EURO 250,000,000 10 5/8% Senior Secured Notes due 2011 (the "SECURITIES"). The Securities are to be issued under an indenture dated as of April 10, 2001 (the "INDENTURE"), between the Company, Deutsche Bank AG London, as Principal Paying Agent, and Bankers Trust Company, as Trustee. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and their direct and indirect transferees and assigns.

                  The parties hereby agree as follows:

1.       DEFINITIONS

                  Unless otherwise defined herein, terms defined in the Indenture shall be used herein as defined therein. As used in this Agreement, the following terms shall have the following meanings:

                  "ADVICE":  As defined in Section 5 hereof.

                  "AGREEMENT": As defined in the first introductory paragraph hereof.

                  "APPLICABLE PERIOD":  As defined in Section 2(b) hereof.

                   "BUSINESS DAY": A day other than a Saturday, Sunday, or other day in which commercial banking institutions are authorized or required by law to close in New York City, Stockholm, Sweden, London or Luxembourg.

                  "CLEARSTREAM":  Clearstream Banking, SOCIETE ANONYME.

                  "COMMON DEPOSITARY": The common depositary for Euroclear and Clearstream Banking, or its nominee.

                  "COMPANY": As defined in the first introductory paragraph hereto.

                   "EFFECTIVENESS PERIOD":  As defined in Section 3(a) hereof.

                  "EFFECTIVENESS TARGET DATE":  The 180th day after the Issue
         Date.

                  "EUROCLEAR": Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.


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                                                                          2


                  "EVENT DATE":  As defined in Section 4(b) hereof.

                  "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "EXCHANGE OFFER":  As defined in Section 2(a) hereof.

                  "EXCHANGE OFFER REGISTRATION STATEMENT":  As defined in
         Section 2(a) hereof.

                  "EXCHANGE SECURITIES":  As defined in Section 2(a) hereof.

                  "FILING DATE":  The 75th day after the Issue Date.

                  "HOLDER":  Any holder of Transfer Restricted Securities.

                  "INDENTURE": As defined in the second introductory paragraph hereto.

                  "INITIAL PURCHASERS": As defined in the first introductory paragraph hereto.

                  "INSPECTORS":  As defined in Section 5(o) hereof.

                  "ISSUE DATE": The date of the issuance of the Securities under the Indenture.

                  "LIQUIDATED DAMAGES":  As defined in Section 4(a) hereof.

                  "NASD":  As defined in Section 5(s) hereof.

                  "PARTICIPANT":  As defined in Section 7(a) hereof.

                  "PARTICIPATING BROKER-DEALER": As defined in Section 2(b) hereof.

                  "PERSON": An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                  "PRIVATE EXCHANGE":  As defined in Section 2(b) hereof.

                  "PRIVATE EXCHANGE SECURITIES": As defined in Section 2(b) hereof.

                  "PROSPECTUS": The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities
         Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "PURCHASE AGREEMENT": As defined in the second introductory paragraph hereto.


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                                                                          3


                  "RECORDS":  As defined in Section 5(o) hereof.

                  "REGISTRATION STATEMENT": Any registration statement of the Company, including, but not limited to, the Exchange Offer Registration Statement or the Shelf Registration Statement, filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  "RULE 144": Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "RULE 144A": Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

                  "RULE 415": Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  "SEC":  The U.S. Securities and Exchange Commission.

                  "SECURITIES": As defined in the second introductory paragraph hereto.

                  "SECURITIES ACT": The United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "SHELF NOTICE":  As defined in Section 2(c) hereof.

                  "SHELF REGISTRATION STATEMENT": As defined in Section 3(a) hereof.

                  "TRANSFER RESTRICTED SECURITIES": Each Security until the earliest to occur of (i) the date on which such Security has been exchanged by a Person (other than a Participating Broker-Dealer) for Exchange Securities in the Exchange Offer, (ii) following the exchange by a Participating Broker-Dealer in the Exchange Offer of such Security for one or more Exchange Securities, the date on which such Exchange Securities are sold to a purchaser who receives from such Participating Broker-Dealer on or prior to the date of such sale a copy of the Prospectus, (iii) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Security is eligible for distribution to the public pursuant to Rule 144 under the Securities Act.

                  "TRUST INDENTURE ACT": The Trust Indenture Act of 1939, as amended.


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                                                                          4


                  "TRUSTEE": The trustee, in its capacity as such, under the Indenture and, if existent, the trustees under any indenture governing the Exchange Securities and Private Exchange Securities (if any); the trustee under the Indenture for the Securities shall initially be Bankers Trust Company.

                  "UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING": A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.       EXCHANGE OFFER

                  (a) The Company agrees to file at its sole cost and expense with the SEC no later than the Filing Date, unless prohibited by applicable law or SEC policy, an offer to exchange (the "EXCHANGE OFFER") any and all of the Transfer Restricted Securities (other than Private Exchange Securities, if any) for a like aggregate principal amount of Securities of the Company, which are substantially identical in all material respects to the Securities (the "EXCHANGE SECURITIES") and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical in all material respects to the Indenture (other than such changes to such Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the Trust Indenture Act) and which, in either case, has been qualified under the Trust Indenture Act, except that the Exchange Securities (other than Private Exchange Securities, if any) shall have been registered pursuant to an effective Registration Statement under the Securities Act and shall contain no restrictive legend thereon. The Exchange Offer shall be registered under the Securities Act on the appropriate form (the "EXCHANGE OFFER REGISTRATION STATEMENT") and shall comply with all applicable tender offer rules and regulations under the Exchange Act. The Company agrees to (i) file (or submit on a confidential basis) the Exchange Offer Registration Statement with the SEC on or prior to 75 days after the Issue Date; (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Target Date; (iii) (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualifications of the Exchange Securities to be made under the blue sky laws of such jurisdictions as are necessary to permit consummation of the Exchange Offer; and (iv) use its reasonable best efforts to consummate the Exchange Offer on or prior to 30 days after the date on which the Exchange Offer Registration Statement is declared effective by the SEC. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Securities in exchange for surrender of the Securities. If after such Exchange Offer Registration Statement is declared effective by the SEC, the Exchange Offer or the issuance of the Exchange Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement. Each Holder who participates in the Exchange Offer will be required to represent that (i) any Exchange Securities received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities, (iii) it is not an "affiliate" (as defined in Rule 405 under the Securities Act) of the


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                                                                          5


Company or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) it is not acting on behalf of any Person who could not truthfully make the foregoing representations. If such Holder is not a broker-dealer, such Holder will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Securities. If such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. Upon consummation of the Exchange Offer in accordance with this Section 2, the Company shall have no further obligation to register Transfer Restricted Securities (other than Private Exchange Securities and other than in respect of any Exchange Securities as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

                  (b) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "PARTICIPATING BROKER-DEALER"), whether such positions or policies have been publicly disseminated by the Staff of the SEC or such positions or policies, in the judgment of the Initial Purchasers, represent the prevailing views of the Staff of the SEC. Such "Plan of Distribution" section shall also expressly permit the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers (unless such Participating Broker-Dealer will be reselling an unsold allotment from the original sale of the Securities), and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities.

                  After the consummation of the Exchange Offer, the Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by any Participating Broker-Dealer subject to the prospectus delivery requirements of the Securities Act and other Persons, if any, with similar prospectus delivery requirements for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; PROVIDED, HOWEVER, that such period shall not exceed 180 days after the consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "APPLICABLE PERIOD").

                  If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, the Company, upon the written request of the Initial Purchasers simultaneously with the delivery of the Exchange Securities in the Exchange Offer, shall issue and deliver to the Initial Purchasers in exchange (the "PRIVATE EXCHANGE") for such Securities held by the Initial Purchasers a like principal amount of Securities of the Company, that are substantially identical in all material respects to the Exchange Securities (the "PRIVATE EXCHANGE SECURITIES") (and which are issued pursuant to the
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                                                                          6

same indenture as the Exchange Securities) except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall bear the same CUSIP number, if any, ISIN number and Common Code as the Exchange Securities to the extent permitted by the CUSIP Service Bureau of Standard & Poor's and other applicable organizations.

                  Interest on the Exchange Securities and the Private Exchange Securities will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or if no interest has been paid on the Securities from the Issue Date.

                  In connection with the Exchange Offer, the Company shall:

                  (1) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) utilize the services of a depositary for the Exchange Offer with an address in
         London, England, which may be either the Trustee or an affiliate of the Trustee;

                  (3) permit Holders to withdraw tendered Securities at any time prior to the close of business, London time, on the last business day on which the Exchange Offer shall remain open; and

                  (4) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall:

                  (1) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

                  (2) deliver to the Trustees or Authenticating Agent for cancellation of all Securities so accepted for exchange; and

                  (3) cause each Trustee promptly to authenticate and deliver to each Holder of the Securities, Exchange Securities or Private Exchange Securities, as the case may be, in global form in aggregate principal amount equal to the respective Securities so accepted for exchange, as further set forth in the Indenture.

                  The Exchange Securities and the Private Exchange Securities may be issued under (i) the Indenture or (ii) indenture substantially identical in all material respects to the Indenture which in either event shall provide that (1) the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture and (2) the Private Exchange Securities shall be subject to the transfer restrictions set forth in the Indenture. The Indenture or such indenture substantially identical in all material respects to the Indenture shall provide that the Exchange Securities, Private Exchange Securities and Securities shall vote and consent together on all


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                                                                          7

matters as one class and that none of the Exchange Securities, Private Exchange Securities or Securities will have the right to vote or consent as a separate class on any matter.

                  (c) If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, (ii) any Holder of Transfer Restricted Securities that is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) notifies the Company at least 20 Business Days prior to the consummation of the Exchange Offer that (a) applicable law or SEC policy prohibits such Holder from participating in the Exchange Offer, (b) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (c) such Holder is a broker-dealer and holds Securities acquired directly from the Company or an affiliate of the Company, (iii) the Exchange Offer is not for any other reason consummated within 210 days after the Issue Date, or (iv) the Exchange Offer has been completed and in the opinion of counsel for the Initial Purchasers a Registration Statement must be filed and a prospectus must be delivered by the Initial Purchasers in connection with any offering or sale of Transfer Restricted Securities, then the Company shall promptly deliver written notice thereof (the "SHELF NOTICE") to the Trustees and in the case of clauses (i) and
(iii), all Holders and, in the case of clauses (ii) and (i) the affected Holders, and shall at its own cost file a Shelf Registration Statement pursuant to Section 3 hereof.

3.       SHELF REGISTRATION STATEMENT

                  If a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

                  (a) The Company will use its reasonable best efforts to: (A) file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the "SHELF REGISTRATION STATEMENT"), within 90 days of the earliest to occur of clauses (i) through (iv) in Section 2(c) above and (B) cause the Shelf Registration Statement to be declared effective by the SEC on or prior to the 150th day after such obligation arises; PROVIDED, HOWEVER, that if the Company files a Shelf Registration Statement pursuant to this Section 3(a), it need not abandon the attempt to cause the SEC to declare the Exchange Offer Registration Statement effective, and it may satisfy its obligations to register the Securities pursuant to this Agreement either by complying with Section 2 and/or Section 3. If the Company shall not have yet filed an Exchange Offer Registration Statement, the Company shall use its best efforts to file with the SEC the Shelf Registration Statement on or prior to the Filing Date. The Shelf Registration Statement shall be on Form F-1 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings), or may be an amendment to the Exchange Offer Registration Statement. The Company shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration Statement.

                  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended to ensure that it is available for resales of Securities by the holders of Transfer Restricted Securities entitled to this benefit and to


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                                                                          8

ensure that such Shelf Registration Statement conforms and continues to conform with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the SEC, as announced from time to time, until the second anniversary of the Issue Date, subject to extension pursuant to the last paragraph of Section 5 hereof (the "EFFECTIVENESS PERIOD"), or such shorter period ending when all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or when the Transfer Restricted Securities become eligible for resale pursuant to Rule 144 under the Securities Act without volume restrictions, if any.

                  (b) If the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

                  (c) The Company shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities based on a reasonable belief that such supplement or amendment is required by law.

4.       LIQUIDATED DAMAGES

                  (a) The Company and the Initial Purchasers agree that the Holders of Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay, as liquidated damages, additional interest on the Securities ("LIQUIDATED DAMAGES") under the circumstances and to the extent set forth below (each of which shall be given independent effect and shall not be duplicative):

                           (i) if neither the Exchange Offer Registration
              Statement nor the Shelf Registration Statement has been filed on or prior to the Filing Date, then, commencing on the 76th day after the Issue Date, Liquidated Damages shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Filing Date, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof;

                          (ii) if neither the Exchange Offer Registration
              Statement nor the Shelf Registration Statement is declared effective by the SEC on or prior to the Effectiveness Target Date, then, commencing on the 181st day after the Issue Date, Liquidated Damages shall accrue on the Securities included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following the Effectiveness Target Date, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof; or


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                                                                          9

                         (iii) if the Exchange Offer has not been consummated
              within 30 days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, Liquidated Damages shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on the 31st day after the Effectiveness Target Date, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each subsequent 90-day period, or part thereof; or

                          (iv) (A) the Exchange Offer Registration Statement is
              filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time prior to the time that the Exchange Offer is consummated and is not succeeded within 5 Business Days by an additional Registration Statement filed and declared effective or (B) the Shelf Registration Statement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose at any time during the Effectiveness Period and is not succeeded within 5 Business Days by an additional Registration Statement filed and declared effective, Liquidated Damages shall accrue on the Securities over and above the stated interest rate at a rate of 0.50% per annum for the first 90 days commencing on the day the applicable Registration Statement ceases to be effective or usable for its intended purpose without being declared effective again within 5 Business Days, such Liquidated Damages rate increasing by an additional 0.50% per annum at the beginning of each such subsequent 90-day period, or part thereof (it being understood and agreed that, notwithstanding any provision to the contrary, so long as any Note that is the subject of a Shelf Notice is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such
              Note);

PROVIDED, HOWEVER, that Liquidated Damages may accrue at a maximum rate of 2% per annum of the principal amount of Securities; and PROVIDED, FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this Section 4(a)), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4(a)), (3) upon the consummation of the Exchange Offer (in the case of clause (iii) of this Section 4(a)), and (4) upon the effectiveness or usability of the Exchange Offer Registration Statement which had ceased to remain effective or be usable (in the case of clause (iv)(A) of this Section 4(a)), or upon the effectiveness or usability of the Shelf Registration Statement which had ceased to remain effective or be usable (in the case of clause (iv)(B) of this Section 4(a)), Liquidated Damages on the affected Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

                  (b) The Company shall notify the Trustee and each Paying Agent within 5 Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid (an "EVENT DATE"). Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii), (a)(iii) or
(a)(iv) of this Section 4 will be payable as set forth in the Indenture and the Notes semi-annually on each April 15 and October 15 (to the holders of record on the April 1 and October 1 immediately preceding such dates), commencing with the first such date occurring after any such Liquidated Damages commences to accrue. The amount of Liquidated Damages will be determined by multiplying the applicable Liquidated Damages rate


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                                                                         10

by the principal amount of the affected Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360. The Company shall notify the Trustee within 5 Business Days of the cessation of any requirement to pay Liquidated Damages hereunder.

                  (c) Upon both commencement and completion of the Exchange Offer, the Company will provide notice thereof (if and so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such stock exchange shall so require) by publication in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT).

5.       REGISTRATION PROCEDURES

                  In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Company shall effect such registration(s) to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

                  (a) Prepare and file with the SEC prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Transfer Restricted Securities covered by such Registration Statement or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least 5 Business Days prior to such filing).

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material event or transaction involving the Company or its subsidiaries, the Company may (i) in the event a Shelf Registration Statement has been filed, allow the Shelf Registration Statement to fail to be effective or usable as a result of such nondisclosure for up to 60 days during the Effectiveness Period, but in no event for any period in excess of 30 consecutive days, and (ii) in the event the Exchange Offer is consummated, allow the Exchange Offer Registration Statement to fail to be effective or usable as a result of such non-disclosure for up to 15 days during the Applicable Period. The Company shall be deemed not to have used its best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Transfer Restricted Securities or such Exchange Securities during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including without limitation, the provisions of paragraph 5(k) hereof and the last paragraph of this Section 5.

                  (c) If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within 5 Business Days), and, if requested by such Persons, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities or resales of Exchange Securities by Participating Broker-Dealers, the representations and warranties of the Company contained in any agreement (including any underwriting agreement), contemplated by Section 5(n) hereof cease to be true and correct, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Securities for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If a Shelf Registration Statement is filed pursuant to
Section 3 and if requested by the managing underwriter or underwriters (if any), or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them determines is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Registration Statement.

                  (f) If (l) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, at the sole expense of the Company, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (l) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each Holder of Transfer Restricted Securities, or each such Participating
Broker-Dealer, as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request;
and, subject to the last paragraph of this Section 5, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Transfer Restricted Securities or each such Participating

Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Transfer Restricted Securities or Exchange Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its reasonable best efforts to register or qualify (and to cooperate with selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities) for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request; PROVIDED, HOWEVER, that where Exchange Securities held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or
(C) subject itself to taxation in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration Statement is filed pursuant to
Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the Common Depositary; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may request.

                  (j) Use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement and the Exchange Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the selling Holders thereof or the underwriter or underwriters, if any, to dispose of such Transfer Restricted Securities or Exchange Securities, except as may be required solely as a consequence of the nature of a selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If (l) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section

2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(b) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Unless the rating in effect for the Securities is equally applicable and in effect for the Exchange Securities and the Transfer Restricted Securities, use its best efforts to cause the Transfer Restricted Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies.

                  (m) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, provide a CUSIP number, ISIN Code and Common Code for the Transfer Restricted Securities or Exchange Securities, as the case may be.

                  (n) In connection with any underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to facilitate the registration or the disposition of such Transfer Restricted Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt similar to the Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters;
(iii) obtain "comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings of debt similar to the Securities and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section, including, without limitation, the Holders of Transfer Restricted Securities and the underwriters. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (o) If (1) a Shelf Registration Statement is filed pursuant to
Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction,
(iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement, or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such information is generally available to the public. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer or underwriter, as the case may be, will be required further to agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its sole expense to undertake appropriate action to prevent disclosure of the Records deemed confidential.

                  (p) Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Securities, as the case may be, and cause the applicable Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the Trust Indenture Act; furnish the trustee with an officer's certificate certifying that such indenture has been so qualified under the Trust Indenture Act and that the Transfer Restricted Securities are the subject of a Registration Statement; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (r) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

                  (s) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (t) Use its best efforts to take all other steps necessary or advisable to effect the registration of the Exchange Securities and/or Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

                  (u) Make an application to list the Exchange Securities on the Luxembourg Stock Exchange and to use its best efforts to have the Exchange Securities admitted to trading on the Luxembourg Stock Exchange as promptly as practicable and thereafter maintained such listing.

                  The Company may require each seller of Transfer Restricted Securities as to which any Shelf Registration Statement is being effected to (i) furnish to the Company such information regarding such seller and the distribution of such Transfer Restricted Securities and (ii) make such representations, in each case as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Transfer Restricted Securities of any seller who unreasonably fails to furnish such information or make such representations within a reasonable time after receiving such request. Each seller as to which any Shelf

Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such seller not materially misleading.

                  Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v) or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.       REGISTRATION EXPENSES

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not the Exchange Offer Registration Statement or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering, (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Securities and determination of the eligibility of the Transfer Restricted Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Transfer Restricted Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Transfer Restricted Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), and (C) all expenses and fees in connection with the obtaining of any approval from any relevant authority in Sweden; (ii) printing expenses, including, without limitation, the printing of prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or by any Participating Broker-Dealer, as the case may be, (iii) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Transfer Restricted Securities (subject to the provisions of Section 6(b) hereof), (iv) fees and disbursements of all independent certified public accountants referred to in
Section 5(n)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) rating agency fees, if any, and any fees associated with making the Exchange Securities eligible for trading through Euroclear and Clearstream Banking, (vi) Securities Act liability insurance, if the Company desires such insurance, (vii) reasonable fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, including, without limitation, the Luxembourg Stock Exchange, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

                  (b) The Company shall reimburse the Holders of the Transfer Restricted Securities being registered in a Shelf Registration Statement for the fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement (which counsel shall be Simpson Thacher & Bartlett unless otherwise affirmatively stated by the Holders) and other out-of-pocket expenses of such Holders of Transfer Restricted Securities incurred in connection with the registration and sale of the Transfer Restricted Securities pursuant to a Shelf Registration Statement or the exchange of Transfer Restricted Securities pursuant to the Exchange Offer.

7.       INDEMNIFICATION AND CONTRIBUTION

                  (a) The Company shall indemnify and hold harmless each Holder of Transfer Restricted Securities offered pursuant to a Shelf Registration Statement, each Participating Broker-Dealer selling Exchange Securities during the Applicable Period and the Initial Purchasers, and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each Person, if any, who controls any such Person within the meaning of the Securities Act or the Exchange Act (each a "PARTICIPANT"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Transfer Restricted Securities and Exchange Securities as the case may be) to which any such Holder, Broker-Dealer or Initial Purchaser may become subject, whether commenced or threatened under the Securities Act, the Exchange Act, any other supra-national, federal, regional, local and foreign statutory law or regulation at common law or otherwise, insofar a such loss, claim, damage, liability or action arises out of, or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "BLUE SKY APPLICATION"), or
(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and shall reimburse each Participant promptly upon demand for any legal or other costs, charges and expenses reasonably incurred by that Participant in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from the Registration Statement or Prospectus, or in any such amendment or supplement, or in any Blue Sky Application in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any Participant specifically for inclusion therein; and PROVIDED, FURTHER, that with respect to any such untrue statement in or omission from any preliminary prospectus the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any such Participant to the extent that the sale to the Person asserting any such loss, claim, damage, liability or action was an initial resale by such Participant and any such loss, claim, damage, liability or action of or with respect to such Participant results from the fact that both (A) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such Person at or prior to the written confirmation of the sale of such securities to such Person and (B) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with Section 5(g) of this Agreement.

                  (b) Each Holder of Transfer Restricted Securities offered pursuant to a Shelf-Registration Statement, each Participating Broker-Dealer selling Exchange Securities during the Applicable Period and the Initial Purchasers (each a "PARTICIPANT INDEMNIFYING PARTY") severally and not jointly, shall indemnify and hold harmless the Company, its affiliates, their respective officers, directors, employees, representatives and agents, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(b) and Section 7(d) as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling Person may become subject, whether commenced or threatened under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any preliminary prospectus or the Registration Statement or Prospectus, or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state therein, a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by that Participant Indemnifying Party specifically for inclusion therein, and shall reimburse the Company for any legal or other costs, charges and expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after the receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED,

HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this
Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in sections 7(a) and 7(b) shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceedings.

                  (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Participants on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Participants on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by or on behalf of the Company bear on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under the Purchase Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under the Purchase Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company or information supplied by the Company on the one hand or the Participants on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Participants agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 7(d), no Participant shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Participant's obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.

                  The obligations of the Company and any Participant Indemnifying Party in this Section 7 are in addition to any other liability that the Company or any Participant Indemnifying Party, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

8.       RULE 144A

                  The Company covenants to furnish to the holders of the Securities and to prospective investors, upon the request of such holder, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

9.       UNDERWRITTEN REGISTRATIONS

                  If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and shall be reasonably acceptable to the Company.

                  No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.      MISCELLANEOUS

                  (a) NO INCONSISTENT AGREEMENTS. The Company represents, warrants and agrees that it has not, as of the date hereof, nor will it, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to the Exchange Offer Registration Statement or the Shelf Registration Statement.

                  (b) ADJUSTMENTS AFFECTING TRANSFER RESTRICTED SECURITIES. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

                  (c)  AMENDMENTS AND WAIVERS. The provisions of this
Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities with respect to the Transfer Restricted Securities and
(B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers with respect to Exchange Securities; PROVIDED, HOWEVER, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any Person who was a Holder or Participating Broker-Dealer of Transfer Restricted Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of the Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer

Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) NOTICES. All notices and other communications (including, without limitation, any notices or other communications to either Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

                           (1) if to a Holder of the Transfer Restricted Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the applicable Indenture, with a copy in like manner to the Initial Purchasers as follows:

                                    Deutsche Bank AG London
                                    Winchester House
                                    1 Great Winchester Street
                                    London, England  EC2N 2DB
                                    United Kingdom
                                    Facsimile No:  +44 207 547 2704
                                    Attention:  Gareth Noonan

                                    UBS Warburg Ltd.
                                    1 Finsbury Avenue
                                    London
                                    EC2M 2PP
                                    Facsimile No:  +44 207 568 5143
                                    Attention:  Richard Cazenove

         with a copy to:

                                    Simpson Thacher & Bartlett
                                    One Ropemaker Street
                                    21st Floor
                                    London  EC2Y 9HU
                                    Facsimile No: 44-207-275-6502
                                    Attention: Gregory W. Conway, Esq.

                           (2) if to the Initial Purchasers, at the addresses specified in Section 10(d)(1);

                           (3)      if to the Company, as follows:

                                    Preem Holdings AB (publ)
                                    Sandhamnsgatan 51
                                    S-11560 Stockholm
                                    Sweden
                                    Facsimile No:  +46 8 614 1314
                                    Attention:  Richard Ohman

         with a copy to:

                                    Akin, Gump, Strauss, Hauer & Feld
                                    One Angel Court
                                    London EC2R 7HJ
                                    Facsimile No.:  44 020 7726 9610
                                    Attention: J. Stephen Hatfield, Esq.

                  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to each Trustee at the address and in the manner specified in each Indenture.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and the Holders; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Transfer Restricted Securities.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (i) REMEDIES. In the event of a breach by the Company or by any Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company of its obligations under Sections 2 or 3 hereof for which liquidated damages have been paid pursuant to Section 4 hereof), will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (i) SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; WAIVER. To the fullest extent permitted by applicable law, the Company irrevocably submits to the non-exclusive jurisdiction of any federal or state court in the Borough of Manhattan in the City of New York, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company, to the fullest extent permitted by applicable law, irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding and hereby irrevocably designates and appoints CT Corporation (the "Authorized Agent"), for the later of a period of ten years or until such time as no Notes are outstanding as its authorized agent upon whom process may be served in any such suit or proceeding. The Company represents that it has notified the Authorized Agent of such designation and appointment and that the Authorized Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs its Authorized Agent to accept such service. The Company further agrees that service of process upon its Authorized Agent and written notice of said service to the Company mailed by first class mail or delivered to its Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any person to serve process in any other manner permitted by law. The Company agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner. Notwithstanding the foregoing, any action against the Company arising out of or based on this Agreement or the transactions contemplated hereby may also be instituted by any of the Initial Purchasers, their respective officers and employees or any person who controls any of the Initial Purchasers within the meaning of the Securities Act in any competent court in the Kingdom of Sweden, and the Company expressly accepts the jurisdiction of any such court in any such action.

                  The Company hereby irrevocably waives, to the extent permitted by law, any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby.

                  The provisions of this Section 10(j) are intended to be effective upon the execution of this Agreement without any further action by the Company or the Initial Purchasers and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

                  (k) CURRENCY INDEMNITY. The Company shall indemnify each Participant against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than Euros and as a result of any variation as between (i) the rate of exchange at which the Euro amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York, New York at which such Participant on the date of payment of such judgment or order is able to purchase Euros with the amount of the Judgment Currency actually received by such Participant. If the Euros so purchased are greater than the amount originally due to such Participant hereunder, such Participant agrees to pay to the Company an amount equal to the excess of the Euros so purchased over the amount originally due to such Participant hereunder. The foregoing shall constitute a separate and independent obligation of the Company and the Participant, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Euros.

                  (l) SEVERABILITY. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (m) SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (n) THIRD PARTY BENEFICIARIES. Holders of Transfer Restricted Securities and Participating Broker-Dealers are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

                  (o) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and each Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Initial Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT DELIBERATELY BLANK]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                     PREEM HOLDINGS AB (PUBL)


                                     By:    /s/ Karim Karaman
                                          ------------------------------
                                          Name: Karim Karaman
                                          Title: President

                                     By:    /s/ Lars Nelson
                                          ------------------------------
                                          Name: Lars Nelson
                                          Title:


                                     DEUTSCHE BANK AG LONDON


                                              By:    /s/ Jeffrey Culpepper
                                                 -----------------------------
                                                  AUTHORIZED REPRESENTATIVE

                                              By:    /s/ Martin Copeland
                                                 -----------------------------
                                                  AUTHORIZED REPRESENTATIVE

                                     UBS AG, acting through its business group
                                     UBS WARBURG

                                              By:  /s/ Richard Casenove
                                                 -----------------------------
                                                  AUTHORIZED REPRESENTATIVE

                                              By:  /s/ Marcus Strub
                                                 -----------------------------
                                                  AUTHORIZED REPRESENTATIVE